Exhibit 5.1

[Baker & Hostetler LLP Letterhead]

May 11, 2006

American Greetings Corporation

One American Road

Cleveland, Ohio 44144

Ladies and Gentlemen:

As counsel for American Greetings Corporation, an Ohio corporation (the “Company”), we are familiar with the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) being filed with the Securities and Exchange Commission under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof, relating to the proposed issuance and sale, from time to time by the Company of one or more series of its debt securities (the “Debt Securities”). The Debt Securities are to be issued pursuant to an indenture (the “Indenture”) between the Company and The Bank of Nova Scotia Trust Company of New York, N.A., as trustee (the “Trustee”), with an indeterminate aggregate principal amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Debt Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering the opinion set forth below, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of those documents and instruments filed as exhibits to the Registration Statement and such records of the corporate proceedings of the Company and such other documents, agreements, certificates and other statements of government officials and instruments as we deemed necessary to render this opinion. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legal binding obligation of the Trustee.

Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that when (a) the Debt Securities, in substantially the form filed as an exhibit to the Registration Statement, have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, (b) the Indenture has been qualified under the Trust Indenture Act of 1939 and (c) the Debt Securities have been issued and sold as described in the Registration Statement including the Prospectus Supplement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement and any related terms agreement approved by the board of directors of the Company, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the Debt Securities, the Debt Securities will be legally issued, and will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general principles of equity.

It is understood that this opinion is to be used only in connection with the offer and sale of the Debt Securities while the Registration Statement is in effect.

This opinion is expressed as of the date hereof. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Debt Securities.

This opinion is limited to matters of federal and Ohio law, and we express no opinion herein as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Baker & Hostetler LLP

Baker & Hostetler LLP

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